As filed with the Securities and Exchange Commission on December 12, 2005 Registration No. 333-129845


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form S-3/A
                          PRE-EFFECTIVE AMENDMENT NO. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               THERMOGENESIS CORP.
             (Exact name of registrant as specified in its charter)

     Delaware                                               94-3018487
     --------                                               ----------
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)


                                2711 Citrus Road
                            Rancho Cordova, CA 95742
                                 (916) 858-5100
          (Address and telephone number of principal executive offices)


                                Philip H. Coelho
                             Chief Executive Officer
                                2711 Citrus Road
                            Rancho Cordova, CA 95742
                                 (916) 858-5100
            (Name, address and telephone number of agent for service)


                                   Copies to:

                              David C. Adams, Esq.
                                 Mark Lee, Esq.
                          Bullivant/Houser/Bailey P.C.
                         1331 Garden Highway, Suite 300
                          Sacramento, California 95833
                            Telephone: (916) 442-0400


Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

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

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
========================================= ================= ================ =================== ===================
                                                               Proposed
                                                                maximum       Proposed maximum       Amount of
  Title of each class of securities to      Amount to be    offering price       aggregate          registration
             be registered                registered(1)(3)   per share(2)      offering price          fee(2)
========================================= ================= ================ =================== ===================
Common Stock, $0.001 par value              $75,000,000            -            $75,000,000          $8,827.50
========================================= ================= ================ =================== ===================

(1) There are being registered an indeterminate number of shares of common stock of the Registrant as shall have an aggregate offering price not to exceed $75,000,000. The proposed maximum offering price per share shall be determined from time to time by the Registrant in connection with the issuance of any securities under the registration statement. Also includes additional shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions.
(2) Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended ("Securities Act"). A total of $8,827.50 was previously paid with the initial filing of this registration statement.
(3) Includes such indeterminate number of shares of common stock as may from time to time be issued at indeterminate prices, subject to the aggregate threshold dollar amount registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

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

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Commission becomes effective, and only then pursuant to a prospectus supplement. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED DECEMBER 12, 2005.

                                   PROSPECTUS

                                   $75,000,000

                               THERMOGENESIS CORP.
                                  Common Stock
                           --------------------------

     By this prospectus, we may offer a number of shares of our common stock up to an aggregate of $75,000,000 in one or more transactions. We will provide specific terms for any sale of common stock in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest. This prospectus may not be used to offer and sell the shares of common stock unless accompanied by a prospectus supplement.

     Our common stock is traded and listed on the NASDAQ Capital Market, under the symbol "KOOL." On December 9, 2005, the last reported sale price for the common stock was $4.05 per share.

                         -------------------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                          SEE "RISK FACTORS" AT PAGE 6.
                         -------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

               The date of this Prospectus is ______________, 2005

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

Table of Contents

                                                                            Page
                                                                            ----
Prospectus Summary............................................................4
Our Business..................................................................6
Risk Factors..................................................................6
Use of Proceeds...............................................................7
Business Description..........................................................7
Description of Common Stock..................................................12
Plan of Distribution.........................................................13
Indemnification of Directors and Officers....................................13
Experts......................................................................14
Legal Matters................................................................14

                               PROSPECTUS SUMMARY

Forward-Looking Statements

     This Prospectus contains or incorporates "forward-looking statements," which include statements about our business strategy, our growth strategy, our product development and marketing efforts and anticipated trends in our business, which are not historical facts. We may also make additional forward-looking statements from time to time in filings that we make with the Commission. When we use words like "believe," "expect," "anticipate," "project," and similar expressions, this should alert you that the statement is forward-looking. Forward-looking statements speak only as of the date made, based largely on expectations. These expectations are generally subject to a number of risks and uncertainties, some of which cannot be predicted or quantified and which are beyond our control. Future events and actual results may differ materially from the anticipated results expressed in, contemplated by, or underlying our forward-looking statements. Statements in this Prospectus, and in documents incorporated by reference into this Prospectus, including those set forth in the caption "Risk Factors" describe factors, among others, that could contribute to or cause differences. In light of these risks and uncertainties, we cannot give any assurances that the forward-looking information will in fact transpire or prove to be accurate in the future.

Summary

     This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. To understand the terms of any offering you should read carefully this prospectus and the prospectus supplement, as well as our periodic reports filed with the Securities and Exchange Commission that contain more detailed disclosure about our business and financial performance.

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

About this Prospectus

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell shares of our common stock up to an aggregate of $75,000,000 in one or more offerings. This prospectus provides you with a general description of the shares of common stock we may offer. Each time we sell shares of common stock we will provide a prospectus supplement that will contain specific information about the terms of that offer and sale. The prospectus supplement may add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with any additional information described below under "Where You Can Find More Information." THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Where You Can Find More Information

     Government Filings. We file annual, quarterly and special reports and other information with the Commission. You may read and copy any document that we file at the Securities and Exchange Commission's Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-202-551-8090 for more information about the Public Reference Room. Most of our filings are also available to you free of charge at the Securities and Exchange Commission's website at http://www.sec.gov.

     Information Incorporated by Reference. The Commission rules and regulations allow us to "incorporate by reference" the information that we file with it. This means that we can disclose additional important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file in the future with the Commission will automatically update and supersede this information. We have filed the following documents with the Commission and the information contained in those documents is incorporated by reference into this Prospectus:

     o Our Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed on September 12, 2005;

     o Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 9, 2005;

     o Our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2005, filed on December 12, 2005;

     o    Our Current Reports on Form 8-K filed on November 10, 2005;

     o    Our Current Report on Form 8-K filed on October 18, 2005;

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

     o Our Proxy Statement on Schedule 14A filed on September 12, 2005;

     o Our Proxy Statement on Schedule 14A filed on October 31, 2005.

     Please note that all other documents and reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, following the date of this Prospectus and prior to the termination of this offering will be deemed to be incorporated by reference into this Prospectus and will be made a part of it from the date of filing with the Commission.

     Filings made with the Commission and other information about us can be found on our website at www.thermogenesis.com. We will provide to each person, including any beneficial owner, who is delivered a prospectus, a copy of any of the documents that are incorporated by reference free of charge. Send requests to Matthew Plavan, Assistant Corporate Secretary, ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, CA 95742 or call (916) 858-5100.

Our Business

     We are a leader in developing and manufacturing automated blood processing systems and disposables that enable the manufacture, preservation and delivery of personalized cell and tissue therapy products, or CTT products, for clinical use. Personalized CTT products are created from the blood or tissue of a single donor and administered to that donor or a matched patient. Our systems and disposables are intended for use by hospitals and blood banks in two distinct markets. In cell therapy, our products automate the isolation, capture and preservation of stem cells residing in the blood of the placenta and umbilical cord, or cord blood, after a baby is born. These cells are used to treat patients for leukemia, lymphoma and over 60 other life threatening genetic diseases. Cord blood stem cells typically result in reduced immune complications post transplant compared to adult bone marrow stem cells. In tissue therapy, our products are used for the rapid manufacture of autologous sealants or thrombin for surgical wound care. Autologous sealants have no risk of contamination by blood-borne pathogens from other donors. We believe that our significant experience and technical expertise in developing proprietary technologies for enabling personalized CTT products, coupled with our relationships with leading transplant physicians, stem cell researchers and surgeons, has enabled us to develop safer, more effective systems for these applications.

     Our principal executive offices are located at 2711 Citrus Road, Rancho Cordova, California 95742. Our telephone number is (916) 858-5100.

                                  RISK FACTORS

         Investment in our common stock involves risk. You should carefully consider the risks we describe in our reports filed with the Securities and Exchange Commission (SEC) from time to time which are incorporated by reference herein, and those that may be set forth in any prospectus supplement, before deciding to invest.

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

                                 USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our common stock for working capital, to fund our future growth plans, and for other general corporate purposes and capital expenditures related to our growth. We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that complement our existing business. From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of strategic partnering or investment.

                           DESCRIPTION OF OUR BUSINESS

BUSINESS OVERVIEW

     We are a leader in developing and manufacturing automated blood processing systems and disposables that enable the manufacture, preservation and delivery of personalized cell and tissue therapy products, or CTT products, for clinical use. Personalized CTT products are created from the blood or tissue of a single donor and administered to that donor or a matched patient. Our systems and disposables are intended for use by hospitals and blood banks in two distinct markets. In cell therapy, our products automate the isolation, capture and preservation of stem cells residing in the blood of the placenta and umbilical cord, or cord blood, after a baby is born. These cells are used to treat patients for leukemia, lymphoma and over 60 other life threatening genetic diseases. Cord blood stem cells typically result in reduced immune complications post transplant compared to adult bone marrow stem cells. In tissue therapy, our products are used for the rapid manufacture of autologous sealants or thrombin for surgical wound care. Autologous sealants have no risk of contamination by blood-borne pathogens from other donors. We believe that our significant experience and technical expertise in developing proprietary technologies for enabling personalized CTT products, coupled with our relationships with leading transplant physicians, stem cell researchers and surgeons, has enabled us to develop safer, more effective systems for these applications.

     In recent years, our revenue primarily has been generated from the sale of our BioArchive System and related disposables. However, we currently are developing and commercializing new automated systems that enable the manufacture of personalized CTT products. Our products and products in development are described below.

     o The BioArchive System is an automated cryogenic system used in cell therapy to cryopreserve and archive cord blood stem cells for future transplant. We have sold 117 BioArchive Systems to date to major cord blood banks and stem cell research institutes in 26 countries. We have recently signed a global distribution agreement with GE Healthcare granting them exclusive rights to distribute the BioArchive System and related disposables.

     o The AutoXpress, or AXP, System is our newly developed automated system and disposable intended for use in cell therapy to isolate and capture stem cells from cord blood. Our agreement with GE Healthcare also grants them exclusive rights to distribute the AXP System and disposables, and we expect sales to begin in the first quarter of 2006.

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

     o The CryoSeal Fibrin Sealant, or FS, System is an automated system used in wound care to prepare an autologous hemostatic surgical sealant from a patient's own blood in approximately one hour. We have completed our pivotal 150 patient U.S. clinical trial and are preparing our PMA submission. In addition, we have received the CE Mark, and in Japan our distribution partner, Asahi Medical, filed their PMA equivalent in March 2005.

     o The Thrombin Processing Disposable, or TPD, is used in wound care to isolate activated thrombin from the patient's blood plasma in less than 30 minutes. Thrombin is used as a topical hemostatic agent for minor bleeding sites, to treat pseudo aneurysms and to release growth factors from platelets. We have signed non-exclusive distribution agreements with Biomet, Medtronic and Asahi Medical for sales of our TPD.

BACKGROUND

Industry

     CTT is a broad and rapidly growing field of medicine that requires the collection, purification, manipulation, storage and administration of stem cells, proteins and growth factors tailored to individual patients. Personalized CTT products are created from the blood or tissue of a single donor, administered to that donor or a matched patient, and used either for the treatment of leukemia, lymphoma and over 60 other life threatening diseases, or for surgical wound care. Critical factors in providing effective personalized CTT products are that they be precisely identified and tracked from their source to the receiving patient and that every manufacturing step, such as harvesting, processing, freezing, transporting, matching and delivering, preserves the viability and sterility of the product.

Cell Therapy

     The human body is comprised of cells of specific tissues, such as skin, liver or blood, and stem cells that are not fully differentiated into specific tissues. Until the middle of the 1990s, researchers were familiar with two major types of stem cells, embryonic stem cells and adult stem cells. However, researchers now know that pluripotent stem cells are found in cord blood, bone marrow and other tissues of the body. Pluripotent stem cells are capable of differentiation into multiple tissues such as bone, blood, nerve and muscle. All the cells residing in blood, which are red cells, white cells and platelets, arise from a particular pluripotent stem cell called the hematopoietic stem cell. Before the discovery that there were hematopoietic stem cells in cord blood, the placenta and umbilical cord were routinely discarded as biological waste. However, these hematopoietic stem cells are harvested at no risk or pain to the donor and can be preserved in a cord blood bank for clinical use with a matched patient on short notice. Their use also results in a lower incidence of post-transplant immune complications than transplants with adult bone marrow stem cells.

     Hematopoietic stem cell therapy is used to:

     o replace diseased bone marrow with healthy, functioning bone marrow for patients with blood diseases such as aplastic anemia;

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

     o replace bone marrow damaged by high-dose chemotherapy or radiation therapy used to treat patients with a variety of cancers such as
          leukemia  and  lymphoma;   and

     o provide genetically healthy and functioning bone marrow to treat patients with genetic diseases such as sickle cell anemia.

     With approximately four million births per year in the United States alone, cord blood represents a large, natural resource for use in the treatment of malignant and genetic diseases. Following the first successful cord blood transplant performed in 1988, awareness of the potential therapeutic value of cord blood stem cells has increased and collection and storage has grown rapidly.

     We believe the number of units stored will continue to grow, due in part to the following factors:

     o increased awareness about the availability and benefits of preserving cord blood;
     o improved technology to harvest the stem cells in a sterile environment and maintain their viability for many years;
     o    growing  endorsement by the medical community;
     o    new applications for cell therapy; and
     o    new governmental legislation.

     For example, in May 2005, the House of Representatives passed the National Cord Blood Stem Cell Act, which aims to store 150,000 units of cord blood in a national registry. This Act is still awaiting passage by the Senate, and there is no certainty that it ultimately will pass and be signed into law. Separately, the Health Resources and Services Administration intends to distribute funds to qualified cord blood banks to manufacture higher quality cord blood units and develop an improved system for distributing the units to matched patients. We believe that countries outside the United States are likely to follow this lead.

Wound Care

     Wound care products are used in a variety of surgical procedures and applications to control bleeding, close incisions, assist in tissue fixation, create a physical barrier to prevent fluid or air passage and promote healing. With the population and number of surgeries increasing and as physicians learn about new applications and safer products, this market has potential for significant growth. Wound-healing products are evaluated by their safety, effectiveness, preparation time, ease of use and cost. In addition, the components of wound care products are very important, as different materials have different associated risks and benefits.

     Current wound care products fall into the following general categories: topical hemostats, tissue sealants and platelet gels. Topical hemostats are used

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when  bleeding  is  difficult  to control  with  conventional  methods,  such as suturing, stapling or placement of pads or gauze at the bleeding site. The most common type of topical hemostatic agents are thrombin-based, which are used in procedures where blood clotting must be accelerated, in order to keep the surgery site dry. In addition, thrombin can be used by itself to control minor bleeding sites but is insufficient for more persistent bleeding sites.

     The only thrombin that is available in the United States as a stand-alone product is Thrombin JMI(R), a thrombin derived from bovine, or cow, blood. This product is only sold in limited geographies outside of the United States. The market for thrombin is growing rapidly, with Thrombin JMI net sales totaling approximately $175 million in the full year ended December 31, 2004, and already $170 million during the nine months ended September 30, 2005.

     Tissue sealants, which are more powerful hemostatic agents than thrombin alone, are made of either biologic or synthetic material and are used in a variety of surgical specialties and applications. They are used to close incisions, seal and secure skin flaps, reduce adhesions and promote hemostasis. Fibrin sealants make up the majority of this sub-segment. Conventional fibrin sealants are derived from large pools of up to 10,000 units of purchased human plasma and often contain animal proteins such as bovine aprotinin. While current processes attempt to remove all viral and bacterial pathogens from conventional sealants, there have been several recent peer-reviewed journal reports of the transmission of Parvovirus B-19 to surgical patients treated with these sealants. In addition, animal proteins are a potential source of agents of transmissible bovine spongiform encephalopathy, which are resistant to any methods of pathogen inactivation available to fractionators at this time.

     Autologous platelet gels are made by isolating the platelets from a small amount of the patient's own blood and combining those platelets with thrombin. Thrombin causes the release of growth factors from the platelets, which then trigger wound-healing and tissue repair. Platelet gels increase the quantity and concentration of growth factors at the wound site.

OUR SOLUTION

     We believe that the use of personalized CTT products will increase due to the growing evidence and understanding of their clinical benefits in treating disease. Our proprietary systems and disposables enable the manufacture, preservation and delivery of these personalized CTT products and have substantial advantages over other products and practices available today. Our products address a broad range of CTT applications in two primary areas: cell therapy and tissue therapy, including wound care.

Cell Therapy

     Our BioArchive and AXP Systems and disposables are designed to ensure that the stem cells in the CTT products are successfully isolated, captured and preserved such that the cells are fully viable at time of transplant, which may be months or years after production. The BioArchive System, which can store up to 3,623 units of cord blood stem cells, is the only fully automated system that integrates controlled rate freezing, quarantine and long term cryogenic storage. The robotic storage and retrieval of these stem cell units improves cell viability, provides precise inventory management and minimizes the possibility of human error. To date we have sold 117 BioArchive Systems to major cord blood

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stem cell banks and stem cell research centers in 26 countries.  Cord blood stem cell units have been used to treat leukemia, lymphoma and over 60 other life threatening genetic diseases.

     More recently, we have developed the AXP System, which automates the isolation and capture of hematopoietic stem cells from cord blood into a fixed 20 ml volume. It includes a compact battery powered device and a proprietary sterile disposable bag set. The AXP replaces the current clinical process, which involves more than a dozen manual steps. The AXP System will provide cord blood banks with a reproducible and GMP-compliant solution to more successfully isolate and capture stem cells with lower labor costs and reduced contamination. We expect sales of the AXP System and disposables to begin in the first quarter of 2006 through our distribution partner, GE Healthcare.

Wound Care

     In the tissue therapy market, we have developed the CryoSeal FS System and the TPD. The CryoSeal FS System manufactures fibrin sealant in a closed and sterile disposable from a single unit of the patient's own plasma in about an hour. In contrast, conventional fibrin sealants are sourced from large pools of up to 10,000 or more units of purchased plasma and often include bovine proteins, and thus remain vulnerable to contamination by infectious pathogens residing anywhere in these sources. Our CryoSeal FS System prepares the two interactive liquid components of a fibrin sealant: (1) the wound healing proteins of fibrinogen, fibronectin, Factor VIII, von Willebrands Factor and Factor XIII and (2) the activating enzyme, thrombin. When combined at the bleeding wound site, the two components form an adhesive gel that stops bleeding and bonds tissue. Once prepared, the CryoSeal fibrin sealant may be stored frozen for up to a year or used immediately as a hemostatic agent for patients undergoing surgery.

     Our pivotal trial, completed in July 2005, was a 150 patient blinded, randomized multi-center clinical trial comparing the performance of CryoSeal FS to Johnson & Johnson's Instat(R) collagen sponge. The study demonstrated that patients treated with CryoSeal FS showed statistically significant reduced time to hemostasis versus the Instat(R) control group, with p=<0.001. We are currently preparing our PMA for the CryoSeal FS System for submission in the first quarter of 2006.

     We have received the CE Mark, allowing sales of the CryoSeal FS System in Europe, although sales into individual countries under cost reimbursement structures often requires the existence of supporting clinical usage within that country. We have, through our distribution partners in Europe, undertaken several clinical studies and, upon completion, will initiate more aggressive marketing. In Japan, our distributor, Asahi Medical, has completed enrollment in their pivotal clinical trial and filed their PMA equivalent in March 2005. In addition, several field trials are underway in other geographies to provide a cost justification for reimbursement for use of the product.

     The TPD is incorporated in the CryoSeal FS system but can be sold as a stand alone product. It is a disposable device that isolates and captures activated autologous thrombin from approximately 11 ml of patient blood plasma. Thrombin is used as a topical hemostatic agent for minor bleeding sites, to treat pseudo aneurysms and to release growth factors from platelets. We have a received the CE Mark for TPD and began selling the product in Europe through our distributor in August 2005. The TPD standalone product would require a separate PMA before sale in the United States.

OUR STRATEGY

     We believe our products significantly enhance the safety and viability of CTT products and will ultimately expand the use and success of CTT products in clinical treatment. Our strategy is to expand our leadership position in the area of medical devices and disposables for the manufacture and preservation of personalized CTT products. The key elements of our strategy include:

     o Begin commercializing the AXP system through our strategic partner, GE Healthcare
     o Complete the PMA and receive approval for our CryoSeal FS System in the United States and Japan
     o Expand commercialization of the TPD through Biomet, Medtronic, Asahi Medical and potentially other distribution partners
     o Expand our reach through both sales and consulting services for clinical trials
     o    Accelerate  our  research  and  development  efforts
     o    Leverage our installed base to generate additional recurring revenue

CORPORATE INFORMATION

     We are incorporated in Delaware. Our principal executive offices are located at 2711 Citrus Road, Rancho Cordova, California 95742. Our telephone number is (916) 858-5100. Our website is www.thermogenesis.com. Information contained on our website is not considered to be a part of this prospectus.

                           DESCRIPTION OF COMMON STOCK

     We are authorized by our Certificate of Incorporation, as amended and restated, to issue 80,000,000 shares of common stock, $0.001 par value and 2,000,000 shares of preferred stock, $0.001 par value. As of December 9, 2005, there were 45,984,692 shares of common stock and no shares of preferred stock outstanding. Holders of shares of common stock have full voting rights, one vote for each share held of record. Stockholders are entitled to receive dividends as may be declared by the Board out of funds legally available therefore and share pro rata in any distributions to stockholders upon liquidation. Stockholders have no conversion, preemptive or subscription rights. All outstanding shares of common stock are fully paid and nonassessable, and all the shares of common stock issued by us upon the exercise of outstanding warrants will, when issued, be fully paid and nonassessable.

                              PLAN OF DISTRIBUTION

     We may sell all or a portion of the common stock:

     o Through one or more underwriters or dealers for public offering and sale;

     o    Directly to investors;

     o    Through agents;

     o Through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

     We may distribute the common stock from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

     o    at market prices prevailing at the time of sale, or

     o    at negotiated prices.

     We will describe the method of distribution of the common stock in the prospectus supplement. Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or the purchasers, as their agents, in connection with the sale of the common stock. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended, and, therefore, any discounts, commissions, or profits on resale received by such underwriters may be treated as underwriting discounts and commissions. In the prospectus supplement, we will identify any such underwriter, dealer or agent, and describe the compensation received by them from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under federal securities laws. Underwriters, dealers and agents also may be entitled to contribution with respect to payments made by other underwriters, dealers and agents under agreements between us and such underwriters, dealers and agents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Amended and Restated Certificate of Incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the laws of the state of Delaware. Further, our bylaws, as amended, provide authority for us to maintain a liability insurance policy that insures our directors or officers against any liability incurred by them for service to us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, unless in the opinion of our counsel, the matter has been settled by controlling precedent, we will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by final adjudication.

                                     EXPERT

     The financial statements of ThermoGenesis Corp. appearing in ThermoGenesis Corp.'s Annual Report (Form 10-K) for the year ended June 30, 2005 (including the schedule appearing therein) and ThermoGenesis Corp. management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered will be passed by the law firm of Bullivant/Houser/Bailey P.C., Sacramento, California.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC registration fee and the NASD fee.

       SEC registration fee                                           $8,827.50
       Printing and engraving expenses                                       $0
       Accounting fees and expenses                                  $20,000.00
       Legal fees and expenses                                       $25,000.00
       Transfer agent and registrar fees                                     $0
       Fees and expenses for qualification under state securities laws       $0
       Engineering fees                                                      $0
       Federal taxes                                                         $0
       State taxes                                                           $0
       Miscellaneous                                                         $0

            Total                                                    $53,827.50
                                                                     ----------

Item 15.  Indemnification of Directors and Officers

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power to indemnify its directors, officers, employees and agents from expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such person is involved by reason of the fact such person were or are directors, officers, employees or agents of the Company, provided that such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such person may not be indemnified if the person has been adjudged liable to the corporation in the performance of such person's duties to the corporation, unless the Court of Chancery or the court in which such action or suit was brought determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding, the General Corporate Law of the State of Delaware provides that such person shall be indemnified against expenses (including attorney's fees) reasonably and actually incurred. The Certificate of

Incorporation  and the By-laws of the Company  provide  for  indemnification  of
directors  and  officers  to  the  fullest  extent   permitted  by  the  General
Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or stock redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

     We have indemnification agreements with our officers and directors to indemnify and provide advanced legal expenses as permitted by applicable law, our Certificate of Incorporation and Bylaws. Under the agreements, we will not indemnify or provide advance payments (i) for a violation of Section 16 of the Securities Exchange Act, (ii) in connection with an officer's or director's takeover attempt, or (iii) any other action where indemnification is not permitted by law. The agreement terminates when the officer or director leaves or is removed from his position.

Item 16. Exhibits

Exhibit No.                     Description
-----------                     -----------

5.1(1)                          Opinion of  Bullivant/Houser/Bailey  P.C.
23.1                            Consent of Ernst & Young, LLP
23.2(1)                         Consent of  Bullivant/Houser/Bailey  P.C.
                                (contained in Exhibit 5.1)
(1)                             Previously filed

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material  information with respect to the plan of
               distribution  not  previously   disclosed  in  this  registration
               statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A)  Each  prospectus  filed  by  the  registrant   pursuant  to  Rule
               424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus  required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
               (x)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5)  That, for the purpose of determining liability of the registrant under
          the   Securities   Act  of  1933  to  any  purchaser  in  the  initial
          distribution of the securities:

               The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                    *  *  *  *  *

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange of 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    *  *  *  *  *

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of

1934;  and,  where  interim  financial  information  required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                    *  *  *  *  *

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-3/A and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cordova, California, on December 12, 2005.

                                             THERMOGENESIS CORP.
                                             a Delaware Corporation

                                             /s/ Philip H. Coelho
                                             ----------------------------------
                                             Philip H. Coelho,
                                             Chief Executive Officer
                                             (Principal Executive Officer)

     Known All Persons By These Present, that each person whose signature appears below appoints Philip H. Coelho as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Philip H. Coelho                                  Dated:  December 12, 2005
-------------------------------------
Philip H. Coelho,
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Matthew Plavan                                    Dated:  December 12, 2005
-------------------------------------
Matthew Plavan, Chief Financial Officer
(Principal Accounting Officer and
Principal Financial Officer)

/s/ Kevin Simpson                                     Dated:  December 12, 2005
------------------------------------
Kevin Simpson, President,
Chief Operating Officer and Director

/s/ Hubert E. Huckel                                 Dated:  December 12, 2005
------------------------------------
Hubert E. Huckel, Director


/s/ Patrick McEnany                                  Dated:  December 12, 2005
------------------------------------
Patrick McEnany, Director


/s/ George Barry                                      Dated:  December 12, 2005
------------------------------------
George Barry, Director

                                 EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

5.1(1)             Opinion of Bullivant/Houser/Bailey
23.1               Consent of Ernst & Young, LLP
23.2(1)            Consent of Bullivant/Houser/Bailey (contained in Exhibit 5.1
(1)                Previously filed

                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3/A Pre-Effective Amendment No. 1 No. 333-129845) and related Prospectus of ThermoGenesis Corp. for the registration of $75,000,000 of its common stock and to the incorporation by reference therein of our reports dated August 26, 2005, with respect to the financial statements and schedule of ThermoGenesis Corp., ThermoGenesis Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ThermoGenesis Corp., included in its Annual Report (Form 10-K) for the year ended June 30, 2005, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Sacramento, California
December 12, 2005